Exhibit 10.12
May 16, 2006
R.H. Donnelley Corporation
CenDon, L.L.C.
R.H. Donnelley Publishing & Advertising, Inc.
R.H. Donnelley Directory Company
100 Winstead Drive
Cary, North Carolina 27513
     Re: Acknowledgment of Embarq / RHD Transaction
Ladies and Gentlemen:
     R.H. Donnelley Publishing & Advertising, Inc. (f/k/a Sprint Publishing & Advertising, Inc.), a Kansas corporation (“RHD”), R.H. Donnelley Directory Company (f/k/a Centel Directory Company), a Delaware corporation (“RHDDC”), CenDon, L.L.C., a Delaware limited liability company (“CenDon”), Sprint Nextel Corporation (f/k/a Sprint Corporation), a Kansas corporation (“Sprint”), Sprint Directory Trademark Company, LLC, a Delaware limited liability company and certain subsidiaries of Sprint are parties to that certain Directory Services License Agreement, dated January 3, 2003 (the “Original DSLA”). R.H. Donnelley Corporation, a Delaware corporation (“RHD Corp.”), RHD, CenDon, RHDDC, Sprint and certain subsidiaries of Sprint are parties to that certain Non-Competition Agreement, dated January 3, 2003 (the “Original Non-Competition Agreement”).
     In connection with the anticipated spin-off of Sprint’s local telecommunications division, RHD, RHDDC, CenDon, Embarq Corporation, a Delaware corporation, Embarq Directory Trademark Company, LLC, a Delaware limited liability company, and certain subsidiaries of Embarq Corporation (formerly constituting the Sprint Local Telecommunications Division) are entering into a Directory Services License Agreement (the “New DSLA”).
     Pursuant to Section 9.1(b) of the Original DSLA, upon the effectiveness of the New DSLA, the New DSLA will supersede and replace in

May 16, 2006
Acknowledgement of Embarq / RHD Transaction
its entirety the Original DSLA; except that Sprint acknowledges that pursuant to Section 9.1(c) of the Original DSLA, Sprint and its Affiliates will remain bound by the obligations of the Original Non-Competition Agreement until December 31, 2052, unless the New DSLA or any successor agreement entered into by application of Section 9.1(c) of the New DSLA, or a provision substantially similar to such provision in any such successor agreement, terminates (other than a termination by RHD, CenDon or RHDDC for breach of the other party thereto) prior to December 31, 2052 without being superseded by any such successor agreement, in which case Sprint and its Affiliates will remain bound until the date of such termination. By signing below, RHD Corp., RHD, CenDon, and RHDDC each acknowledge that upon the effectiveness of the New DSLA, except as provided for in the immediately preceding sentence, Sprint Nextel and its Affiliates will be relieved of all ongoing obligations under the Original DSLA and the other Commercial Agreements. The parties acknowledge that the foregoing release does not affect any claims arising prior to the Effective Date of the New DSLA.
     Capitalized terms used but not defined in this letter have the meanings assigned to them in the Original DSLA.

SPRINT NEXTEL CORPORATION

By:	/s/ Charles Wunsch

Name: Charles Wunsch

Title: Vice President

ACCEPTED AND AGREED TO:

R.H. DONNELLEY CORPORATION

By:	/s/ Robert J. Bush

Name:	Robert J. Bush

Title:	Sr. Vice President

May 9, 2006
Acknowledgement of Embarq / RHD Transaction

CENDON, L.L.C.		R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.

By:	/s/ Robert J. Bush	By:	/s/ Robert J. Bush

Name:	Robert J. Bush	Name:	Robert J. Bush

Title:	Vice President	Title:	Vice President

R.H. DONNELLEY DIRECTORY COMPANY

By:	/s/ Robert J. Bush

Name:	Robert J. Bush

Title:	Vice President